UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 4, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03     Bankruptcy or Receivership

On November 6, 2008, MPC Corporation (the "Company") filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Court") (Case Number 08-12673). Each of the Company’s direct and indirect subsidiaries also filed for bankruptcy protection under chapter 11 of title 11 of the Bankruptcy Code in the Court. Subject to Court approval, the Company and its direct and indirect subsidiaries will continue to operate as a "debtor-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

We do not anticipate that there will be any distribution to the Company’s equity holders in conjunction with any of the bankruptcy cases.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in our Current Report on Form 8-K filed on October 27, 2008, we received notice from NYSE Alternext US LLC (the “Exchange), that it intended to strike the Common Stock and Warrants of MPC Corporation from the Exchange by filing a delisting application with the Securities and Exchange Commission pursuant to Section 1009(d) of the Exchange Company Guide.

On November 4, 2008, MPC Corporation’s Common Stock and Warrants were delisted from the Exchange. Trading of our Common Stock is now available on the Over the Counter market commonly known as the Pink Sheets under the symbol of MPCC.PK. As indicated in Item 1.03, we do not anticipate that there will be any distribution to the Company’s equity holders in conjunction with the bankruptcy cases.

Item 8.01	Other Events

On November 7, 2008, we issued a press release with respect to the filing of voluntary bankruptcy petitions by MPC Corporation and its direct and indirect subsidiaries.. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press release regarding filing of voluntary bankruptcy petitions dated November 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.   MPC CORPORATION

Date: November 7, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding filing of voluntary bankruptcy petitions dated November 7, 2008.